UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on February 28, 2014, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an amendment (the “February 2014 Amendment”) to the Performance-Based Restricted Stock Unit Award Agreement (the “2012 PSU Award”), dated December 24, 2012, with Paul M. Black, President and Chief Executive Officer of the Company. The February 2014 Amendment modified the manner in which the stock price as of the beginning of a particular measurement period would be determined for purposes of calculating “Total Shareholder Return” under the 2012 PSU Award. Furthermore, as previously disclosed, on March 14, 2014, Mr. Black was granted 110,407 Performance-Based Restricted Stock Units of the Company (the “Make-up PSU Grant”). The Make-up PSU Grant was intended to compensate Mr. Black for the unintended result of calculating “Total Shareholder Return” under the 2012 PSU Award using a measurement period that commenced prior to Mr. Black’s appointment as President and Chief Executive Officer of the Company.

In outreach discussions this year with many of the Company’s largest shareholders, the Company received feedback that the February 2014 Amendment and the Make-up PSU Grant were confusing and potentially distracting to the Company’s Board of Directors, shareholders and management. As a result, and to avoid any future confusion or distraction, Mr. Black unilaterally volunteered to unwind the February 2014 Amendment and forfeit the 110,407 Performance-Based Restricted Stock Units underlying the Make-up PSU Grant. His decision has the appreciation and full support of the Company’s Board of Directors.

Consequently, on December 23, 2014, the Company and Mr. Black entered into a second amendment (the “December 2014 Amendment”) to the 2012 PSU Award, which has the effect of unwinding the February 2014 Amendment and reverting to the original manner for which “Total Shareholder Return” will be calculated under the 2012 PSU Award. As a result, the stock price as of the beginning of a particular measurement period was increased, resulting in an increase in the difficulty level for achieving various “Total Shareholder Return” thresholds as compared to the applicable comparator group. A copy of the December 2014 Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein, and the description of the December 2014 Amendment contained herein is qualified in its entirety by the terms of such amendment. Additionally, on December 23, 2014, the Company and Mr. Black entered into an agreement to cancel the Make-up PSU Grant, effective as of such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment No. 2 to Performance-Based Restricted Stock Unit Award Agreement dated December 24, 2012, effective as of December 23, 2014, between Allscripts Healthcare Solutions, Inc. and Paul M. Black.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: December 31, 2014

	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President, General Counsel and Corporate Secretary